UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009
MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)
MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202
(Address of principal executive offices, including zip code)
(414) 347-6480
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.
     On December 10, 2009, we amended our Amended and Restated Rights Agreement, dated as of July 7, 2009, as amended, between the Company and Wells Fargo Bank, National Association, as successor Rights Agent (such Rights Agreement as amended by the amendment described in this item is referred to as the “Rights Agreement”). Under the amendment, Leon G. Cooperman and investment managers affiliated with him (Mr. Cooperman and such managers are collectively referred to as “Omega”) will not be an “Acquiring Person” for purposes of the Rights Agreement (the “Omega Grandfather Provision”). Under the Rights Agreement, unless an exception applies, an Acquiring Person is a person who beneficially owns 5% or more of our stock. The Omega Grandfather Provision provides that its exception for Omega terminates on the earlier to occur of Omega becoming the beneficial owner of any additional shares of our stock or January 15, 2010. The foregoing description of the Omega Grandfather Provision does not purport to be complete and is qualified in its entirety by reference to the Omega Grandfather Provision, which is Section 1(m)(iv) of Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Based on information received from Omega, we understand Omega became a beneficial owner of at least 5% of our stock on November 30, 2009 and currently owns 6,966,000 shares, which represent approximately 5.57% of the shares outstanding as of October 31, 2009.
     Becoming an Acquiring Person can result in dilution to the Acquiring Person’s ownership of our stock by operation of the Rights Agreement. If the Omega Grandfather Provision is not extended beyond January 15, 2010, under the terms of the Rights Agreement, whether Omega would then be an Acquiring Person would be determined by Omega’s beneficial ownership on January 15, 2010. If Omega’s beneficial ownership were less than 5% on January 15, 2010, it would not be an Acquiring Person under the Rights Agreement. Similarly, if the expiration date of the Omega Grandfather Provision were extended or eliminated, Omega would also not be an Acquiring Person under the Rights Agreement on January 15, 2010, even if at that time Omega continued at its current beneficial ownership percentage of our stock.
     The Omega Grandfather Provision involved unique circumstances. No person should assume that if such person became the beneficial owner of 5% or more of our stock after July 7, 2009 (when our amended and restated rights agreement was adopted) the Rights Agreement would be amended to grandfather such person.
Item 9.01. Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.
(4.1)	Amendment to Amended and Restated Rights Agreement, dated as of December 8, 2009 between MGIC Investment Corporation and Wells Fargo Bank, National Association.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: December 10, 2009	By:	/s/ Jeffrey H. Lane
Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

(4.1)	Amendment to Amended and Restated Rights Agreement, dated as of December 10, 2009 between MGIC Investment Corporation and Wells Fargo Bank, National Association.

2